SCHEDULE 14A
(Rule 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT No. 1)

Filed by the Registrant [ X ]

        Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

NEUROGEN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]
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EXPLANATORY NOTE

The sole purpose of this revision to the original Definitive Proxy Statement filed on May 1, 2006, is to correct a clerical error in Appendix D, “Amended and Restated Neurogen Corporation 2001 Stock Option Plan” (the “Plan”), to the previous filing. The form of the Plan attached as Appendix D to the Definitive Proxy Statement inadvertently omitted a previously approved amendment to the Plan that included directors in the Plan. A corrected Appendix D is attached and is marked to show the changes from the Appendix D originally filed. The summary of the Plan on page 11 of the Definitive Proxy Statement accurately describes the Plan as applying to directors, employees and consultants. There are no other revisions or amendments to any other parts of the Definitive Proxy Statement previously filed.

APPENDIX D

AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

(as proposed to be amended and restated)

1. Purpose. The purpose of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004 and June 9, 2005) (the “Plan”) is to attract and retain the best available personnel, to provide additional incentive to directors, employees and consultants, and to promote the success of the business of Neurogen Corporation (the “Company”) and its Subsidiaries (as defined below).

2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award Agreement” shall mean the agreement executed by a Participant pursuant to the provisions of Sections 3.2 and 12.4 of the Plan in connection with the granting of a Stock Option or of Restricted Shares or such other alternative arrangements reflecting the terms and conditions of the Stock Option or the Restricted Shares as the Committee may determine from time to time.

2.2 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.3 “Cause” shall mean, for purposes of this Plan, either of the following: (a) if a Participant is a party to an employment or consulting agreement with the Company or with any Subsidiary, the meaning as defined in such agreement; or (b) if the Participant is not party to such an agreement, (i) commission of a felony or misdemeanor; (ii) failure to abide by any material Company policy; (iii) gross negligence or willful misconduct in connection with job duties; or (iv) continuing refusal to perform job duties after written notice of such failure and an opportunity to cure such non-performance. In the event that a Participant is party to an employment or consulting agreement with the Company or with any Subsidiary, and such employment or consulting agreement permits the Participant to terminate his or her employment for “good reason” (as defined in such agreement) or under any constructive termination provision permitting the employee to terminate his or her employment and receive severance benefits, then if the Participant terminates his or her employment or consulting relationship with the Company or with any Subsidiary for “good reason” or under any such constructive termination provision, he or she shall be deemed to have been terminated by the Company or its Subsidiary without Cause for purposes of this Plan. Any determination of Cause by the Compensation Committee or its designee shall be conclusive, final and binding on the Participant, and on all persons claiming under or through such Participant, for purposes of this Plan.

  2.4 “Change of Control” shall, for purposes of this Plan, be deemed to have occurred (i) when any person or persons acting in concert (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding Company benefit plans, becomes the beneficial owner of securities of the Company having more than fifty percent (50%) of the voting power of the Company’s then-outstanding securities; (ii) upon the consummation of any merger or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which those persons who were stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than fifty percent (50%) of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination; (iii) when, within any twelve (12) month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or (iv) when a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or through series of transactions) of all or substantially all of the Company’s assets.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Committee” shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan, and consisting solely of two or more directors who are non-employee directors for purposes of SEC Rule 16b-3, and who are outside directors for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

2.7 “Common Stock” shall mean the common stock, par value $0.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.8 “Company” shall mean Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.9 “Disability” shall mean disability as defined in the Participant’s then-effective employment or consulting agreement. If the participant is not then a party to an effective employment or consulting agreement with the Company which defines disability, “Disability” shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.11 “Fair Market Value” shall mean, on or with respect to any given date(s), the closing price for the Common Stock, as reported on the NASDAQ Stock Market for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately preceding day (or days) on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee.

2.12 “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.14 “Participant” shall mean any individual who is selected from time to time under Section 5 to receive a Stock Option or a grant of Restricted Shares under the Plan.

2.15 “Plan” shall mean the Neurogen Corporation 2001 Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16 “Restricted Shares” shall mean the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.17 “Retirement” shall mean the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age sixty-five (65).

2.18 “SEC” shall mean the Securities and Exchange Commission, or any successor governmental agency.

2.19 “SEC Rule 16b-3” shall mean Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.20 “Stock Option” shall mean an award granted to a Participant pursuant to the provisions of Section 6 of the Plan.

2.21 “Subsidiary(ies)” shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3. Administration.

3.1 General. The Plan shall be administered by the Committee.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) granting Stock Options and making grants of Restricted Shares in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options and upon grants of Restricted Shares as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee may (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant Stock Options or Restricted Shares to those eligible directors,employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to an employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of Stock Options or Restricted Shares: provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any Subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options and Restricted Shares under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or with any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, by the Company’s Certificate of Incorporation, as amended, and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on June 29, 2011, except with respect to Stock Options and grants of Restricted Shares then outstanding. After such date no further Stock Options or Restricted Shares shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed four million five hundred thousand (4,500,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

5. Eligibility. Individuals eligible for Stock Options and grants of Restricted Shares under the Plan shall be determined by the Committee in its sole discretion and shall be limited to members of the Board (“directors”) and employees of and consultants to the Company and its Subsidiaries, and persons who may become such directors, employees or consultants.

6. Stock Options.

6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as “Stock Options”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and to any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Section 424(e) and (f) of the Code (a “10% Stockholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee at the time of grant and indicated in the Participant’s Award Agreement; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at or prior to the time of grant of a Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, the term of each Stock Option shall be ten (10) years; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

   6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months or (c) any other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than five hundred thousand (500,000) shares of Common Stock under the Plan.

6.7 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•
twenty percent (20%) on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

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forty percent (40%) on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

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sixty percent (60%) on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

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eighty percent (80%) on the fourth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries; and

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one hundred percent (100%) on the fifth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 6.7, unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Stock Option, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

7. Restricted Shares.

7.1 Terms and Conditions. Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE NEUROGEN CORPORATION 2001 STOCK OPTION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND NEUROGEN CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF NEUROGEN CORPORATION, BRANFORD, CT. NEUROGEN CORPORATION WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. NEUROGEN CORPORATION RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

7.2 Restricted Share Grants. A grant of Restricted Shares is an award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

7.3 Restriction Period. In accordance with the provisions of Sections 7.1 and 7.2 of the Plan and unless otherwise determined by the Committee in its sole discretion (subject to the provisions of Section 10.2 of the Plan) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such stock. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

7.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

7.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.6 Maximum Grant. During any calendar year, no Participant may receive grants of Restricted Shares awarding more than two hundred fifty thousand (250,000) shares of Common Stock under the Plan.

8. Non-transferability. Unless otherwise provided in a Participant’s Award Agreement, no Stock Option or unvested Restricted Shares under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by a Participant or pursuant to the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Plan, shall be null and void and without legal force or effect. Unless otherwise provided in a Participant’s Award Agreement, Stock Options are exercisable only by the Participant during the lifetime of the Participant.

9. Changes in Capitalization and Other Matters.

9.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Stock Options or Restricted Shares granted hereunder or thereunder shall not limit, affect or restrict in any way the right or power of the Board to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

9.2 Changes in Capital Structure. Stock Options and Restricted Shares granted under the Plan and under any Award Agreements evidencing such Stock Options or Restricted Shares, the maximum number of shares of Common Stock subject to all Stock Options and grants of Restricted Shares stated in Section 4.2, and the maximum number of shares subject to Stock Options or represented by grants of Restricted Shares that a Participant can receive in any calendar year pursuant to the provisions of Section 6.6 or Section 7.6, as applicable, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or grants of Restricted Shares or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or Restricted Shares or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, in either case where such adjustment shall substantially preserve the value, rights and benefits of any affected Stock Options or Restricted Shares. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.3 Change of Control.

(a) If a Change of Control occurs and outstanding Stock Options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose membership on the Board ,employment or consulting relationship with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries (or any successors thereto) without Cause prior to the second anniversary of such Change of Control

(i) any outstanding Stock Options then held by such Participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and

(ii) unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Participant’s Restricted Shares, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding and held by such Participant shall lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

(b) If a Change of Control occurs and the Stock Options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then

(i) all outstanding Stock Options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all Participants shall be permitted to exercise their Stock Options immediately prior to or concurrent with the consummation of the Change of Control; and

(ii) all restrictions, terms and conditions applicable to outstanding Restricted Shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

(c) To the extent that the implementation of the terms of (a) or (b) above causes an Incentive Stock Option to exceed the dollar limitation set forth in Section 422(d) of the Code, or any successor provision thereto, the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(d) Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b), the Committee may, subject to the consummation of the Change of Control, cause all outstanding Stock Options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected Participant shall have the right to exercise his or her outstanding Stock Options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change of Control, then the Committee may, in its discretion, cancel any or all outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such Stock Options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

10. Amendment, Suspension and Termination.

10.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that without majority stockholder approval no such amendment may (i) increase the number of shares of Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2, or (ii) increase the maximum annual grant under Section 6.6 or Section 7.6, as applicable. In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options or grants of Restricted Shares, without the consent of such Participant.

10.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding Stock Option or grant of Restricted Shares in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially established the restrictions, terms and conditions of such Stock Option or grant of Restricted Shares. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option or grant of Restricted Shares without the consent of such Participant. Notwithstanding anything to the contrary in this Section 10.2, no Stock Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with Section 9.2 herein, a change in the capital structure of the Company), if the effect would be to reduce the exercise price for the shares underlying such Stock Option.

11. Termination of Employment or Services.

11.1 In General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion) or (b) in the Participant’s then-effective employment, severance or consulting agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment or consulting agreement.

11.2 Stock Options. Except as otherwise provided in the relevant Award Agreement or in a Participant’s employment, severance or consulting agreement in respect of such Stock Options, and subject to any determination of the Committee pursuant to the provisions of Section 6.7 of the Plan, if a Participant’s employment with or performance of services for the Company and its Subsidiaries including services as a director terminates for any reason, then (i) any then-unexercisable Stock Options shall be forfeited by the Participant and canceled by the Company, and (ii) such Participant’s rights, if any, to exercise any then-exercisable Stock Options, if any, shall terminate six (6) months after the later of the date of such termination or the last day on which services were performed (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan; provided, however, that if such termination or cessation of service is due to death, Disability or Retirement, the exercise period for any exercisable Stock Option shall in no case be less than one (1) year after the date of such termination or cessation of service (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan). Notwithstanding the above, the Committee, in its sole discretion, may determine that any such Participant’s Stock Options may, to the extent exercisable immediately prior to any termination of employment or cessation of services, remain exercisable for an additional period of time after any period set forth above expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option.

11.3 Restricted Shares. Subject to the provisions of Section 9.3 herein, if a Participant’s employment with or performance of services for the Company and its Subsidiaries including services as a director  terminates for any reason (other than due to death, Disability or Retirement) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be canceled and the Participant (or such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 11.3, the Committee, in its sole discretion, may determine that all or a portion of any such Participant’s Restricted Shares shall not be so canceled and forfeited. If the Participant’s employment or performance of services terminates due to death, Disability or Retirement, the Participant (and such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall become one hundred percent (100%) vested in any such Participant’s Restricted Shares as of the date of any such termination.

11.4 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations under the Plan, as it deems appropriate, in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has been terminated by the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have been terminated as a result of such transfers.

12. Miscellaneous.

12.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or the vesting of any Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

12.2 No Right to ~~Employment~~Continued Relationship. Neither the adoption of the Plan, the granting of any Stock Option or Restricted Shares, nor the execution of ~~any~~an  Award Agreement, shall confer ~~upon any employee or consultant of the Company or any Subsidiary~~on any Participant any right to continued membership on the Board,  employment or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, ~~of~~the Board, the Company or any Subsidiary to remove a Director from the Board or  terminate the employment or consulting relationship of any ~~employee or consultant~~Participant at any time for any reason, even if such  removal or termination adversely affects such Participant’s Stock Options or grants of Restricted Shares.

12.3 Listing, Registration and Other Legal Compliance. No Stock Options, Restricted Shares or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the granting of any Stock Option or Restricted Shares or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option or grant of Restricted Shares, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

12.4 Award Agreements. Each Participant receiving a Stock Option or grant of Restricted Shares under the Plan shall enter into an Award Agreement with the Company, or be subject to such alternative arrangements as the Committee may determine from time to time, which shall cause the Participant to be subject to the restrictions, terms and conditions of the Stock Option or Restricted Shares awarded and the Plan.

12.5 Designation of Beneficiary. Each Participant to whom a Stock Option or Restricted Share has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

12.6 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

    12.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company’s stockholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated thereunder. If such approval is not obtained, this Plan and any awards granted under the Plan shall be null and void and of no force and effect.